UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2006
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas		77040-6094
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.
     In light of published reports concerning the pricing of stock options and the timing of stock option grants at numerous other companies, in the second quarter of 2006 we undertook a voluntary internal review of our past practices related to grants of stock options. The voluntary review by our management concluded that the actual accounting measurement dates for certain past stock option grants differed from the originally stated grant dates, which were also utilized as the measurement dates for such awards. In August 2006, our Board of Directors formed a Special Committee of independent directors to commence an investigation of our past stock option granting practices for the period 1995 through 2005. The Special Committee was composed of the members of the Audit Committee of the Board of Directors. The Special Committee retained the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP as its independent legal counsel and LECG as forensic accountants to aid in the investigation.
     On November 17, 2006, we announced that the Special Committee had made certain determinations as a result of its review of our past stock option granting practices. The Special Committee found that we had used incorrect accounting measurement dates for stock option grants covering a significant number of employees and members of our Board of Directors during the period 1997 through 2005 and that certain option grants were retroactively priced. Additionally, at the direction of the Special Committee, we reviewed our stock option granting practices from 1992, the year of our initial public stock offering, through 1994 and in 2006 and found incorrect measurement dates due to retroactive pricing were used in 2006. In substantially all of these instances, the price on the actual measurement date was higher than the price on the stated grant date; thus recipients of the options could exercise at a strike price lower than the actual measurement date price. To determine the actual measurement dates, the Special Committee utilized the following sources of information:
•	The dates on documentation such as e-mails, regulatory form filings, acquisition agreements and other correspondence;

•	The date that the relevant stock option grant was entered into Equity Edge, our stock option tracking and accounting system;

•	Requirements of Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations; and

•	Guidance from the Office of Chief Accountant of the Securities and Exchange Commission (SEC) contained in a letter dated September 19, 2006.
     The Special Committee concluded that mis-priced option grants, the effect of which, together with certain other adjustments, resulted in a cumulative net decrease in shareholders’ equity at December 31, 2005 of $3.3 million, affected all levels of employees. The Special Committee found that Stephen L. Way, Chief Executive Officer, retroactively priced options, that he should have known he was granting options in a manner that conflicted with our stock option plans and public statements, and that this constituted a failure to align the stock option granting process with our stock option plans and public statements. Although finding his actions were inconsistent with the duties and obligations of a chief executive officer of a publicly-traded company, the Special Committee also found that Mr. Way’s motivation appeared to be the attraction and retention of talent and to provide employees with the best option price. The Special Committee also concluded that Christopher L. Martin, Executive Vice President and General Counsel, was aware that options were being retroactively priced in a manner inconsistent with applicable plan terms and the procedures memoranda that he had prepared, that granting in-the-money options had accounting implications, and that he did not properly document our Compensation Committee’s informal delegation of authority to Mr. Way. The Special Committee also found that there was no evidence that Mr. Way or Mr. Martin intended to falsify the consolidated financial statements.
     Before the Board of Directors reviewed the results of the investigation, the Chairman of our Compensation Committee tendered his resignation from the Board of Directors on November 8, 2006. After reviewing the results of the investigation, the Board of Directors determined that it would be appropriate to accept the resignations of Mr. Way and Mr. Martin, which both tendered on November 17, 2006. Mr. Way will remain a director of HCC and serve as the non-executive Chairman of the Board of Directors and has entered into a consulting agreement with us to assist in the transition of leadership and to provide strategic guidance. We have entered into agreements with Mr. Way and Mr. Martin which, among other things, require them to disgorge an amount equal to the difference between the actual measurement date prices determined by HCC and the prices at which these individuals exercised mis-priced options since 1997.
     As a result of the determinations of the Special Committee and because the resulting cumulative charge would be material to the second quarter and full year 2006 consolidated net earnings, we concluded on December 19, 2006 that we needed to amend our Annual Report on Form 10-K for the year ended December 31, 2005 as filed on March 16, 2006, to restate our consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, for each of the quarters in 2005 and 2004 and for the quarter ended March 31, 2006 and that the financial statements for those periods which were previously filed should no longer be relied upon. However, the impact of the restatement in any of the restated periods will not be material. We are making the restatement in accordance with generally accepted accounting principles to record the following:
•	Non-cash compensation expense for the difference between the stock price on the stated grant date and the actual measurement date and for the fluctuations in stock price in certain instances where variable accounting should have been applied;

•	Other adjustments that were not recorded in the originally filed financial statements due to their immateriality; and

•	Related tax effects for all items.
     We also concluded we did not maintain an effective control environment as our controls were not adequate to prevent or detect management override by certain former members of senior management related to our stock option granting practices and procedures. Accordingly, we will restate our report on internal control over financial reporting to be included in a Form 10-K/A for the year ended December 31, 2005, to reflect this material weakness.

The cumulative effect of the restatement for the period 1997 through 2005 was as follows (in thousands):

Increase (decrease) in net earnings and retained earnings:

Non-cash compensation expense related to stock option grants (including $994 recorded as accrued expenses)	$(26,608)

Net adjustments for immaterial items previously unrecorded	1,316

Reduction in earnings from continuing operations before income tax expense	(25,292)

Related income tax benefit	6,667

Reduction in net earnings from continuing operations and net earnings		$(18,625)

Increase (decrease) to additional paid-in capital:

Increase related to non-cash compensation expense	$25,614

Reduction related to tax effects previously credited to additional paid-in capital	(11,012)

Net increase in additional paid-in capital		14,602

Increase in other comprehensive income for immaterial items previously unrecorded		762

Net decrease in shareholders’ equity at December 31, 2005		$(3,261)

     In order to further enhance investor understanding of the effects of the matters described above and to provide context for the composition of the cumulative adjustment to shareholders’ equity at December 31, 2002, we have provided the information below which shows the years to which the stock option compensation adjustments relate. Our consolidated financial statements and the related SEC reports for such periods, except the 2005 Annual Report on Form 10-K, will not be amended. In addition to the stock option compensation adjustments, we also included the effect of other immaterial adjustments which were previously unrecorded and the related tax effects of all adjustments. The increase (decrease) on net earnings of each type of adjustment was as follows (in thousands):

		Non-cash
	Net earnings	stock option
	as previously	compensation			Total	Net earnings
	reported	expense	Other	Tax effect	adjustments	as restated
Years ended December 31,
1997	$50,083	$(3,789)	$—	$1,326	$(2,463)	$47,620
1998	73,110	(3,664)	—	1,273	(2,391)	70,719
1999	26,572	(1,474)	—	(148)	(1,622)	24,950
2000	55,468	(4,586)	(1,124)	1,830	(3,880)	51,588
2001	30,197	(2,201)	1,881	88	(232)	29,965
2002	105,828	(2,043)	(27)	561	(1,509)	104,319

Cumulative effect at December 31, 2002	341,258	(17,757)	730	4,930	(12,097)	329,161
2003	143,561	(3,279)	1,270	475	(1,534)	142,027
2004	163,025	(2,571)	2,453	(208)	(326)	162,699
2005	195,860	(3,001)	(3,137)	1,470	(4,668)	191,192

Cumulative effect at December 31, 2005	$843,704	$(26,608)	$1,316	$6,667	$(18,625)	$825,079

     The Company’s Audit Committee has discussed these matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit

99.1	Press Release dated December 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: December 26, 2006	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated December 20, 2006